Exhibit 99.1

NEWS RELEASE

Media Contact:	Doug Kline
Sempra Energy
(877) 340-8875
www.sempra.com

Financial Contacts:	Scott Tomayko/Victor Vilaplana
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY ANNOUNCES INCREASED SECOND-QUARTER 2011 EARNINGS

•

Excluding $277 Million Gain on South American Acquisition:

▪

Second-Quarter Earnings per Share Rise 9 Percent

▪

Company Reaffirms 2011 Earnings-per-Share Guidance of $4 to $4.30

•

Generation Unit Halfway Toward 2016 Target of 1,000 MW in Renewable Power Contracts

SAN DIEGO, Aug. 9, 2011 – Sempra Energy (NYSE: SRE) today reported second-quarter 2011 earnings of $511 million, or $2.12 per diluted share, up from earnings of $222 million, or $0.89 per diluted share, in the second quarter 2010.

This year’s second-quarter earnings included a gain of $277 million, or $1.15 per diluted share, reflecting the write-up in the value of the company’s original investments in Chile and Peru as a result of the acquisition of a controlling interest in those utilities earlier this year.

Excluding this gain, Sempra Energy’s diluted earnings per share in the second quarter 2011 increased approximately 9 percent to $0.97 over second-quarter 2010 earnings per share of $0.89.

Sempra Energy’s earnings through the first six months of 2011 were $769 million, or $3.19 per diluted share, compared with $328 million, or $1.31 per diluted share, in 2010.   First-quarter 2010 earnings included an after-tax charge of $96 million, or $0.38 per diluted share, related to a litigation settlement.

 “Through the first half of the year, we are performing well across the board and are on track to meet our 2011 earnings guidance,” said Debra L. Reed, chief executive officer of Sempra Energy.  “Our utility and pipeline acquisitions are providing strong contributions to our earnings.  We also are making excellent progress on our major California utility projects and our build-out of contracted renewable energy infrastructure.”

As previously announced, Reed was elected chief executive officer of Sempra Energy June 27, succeeding Donald E. Felsinger.  Felsinger will continue to serve as executive chairman.

Sempra Energy today reaffirmed its 2011 earnings-per-share guidance of $4 to $4.30, excluding the $1.15 related to the company’s acquisition of controlling interests in the Chile and Peru utilities (earnings-per-share guidance of $5.15 to $5.45, on a GAAP basis).

SUBSIDIARY OPERATING RESULTS

San Diego Gas & Electric

In the second quarter 2011, earnings for San Diego Gas & Electric (SDG&E) were $71 million, compared with $75 million in the second quarter 2010.

For the first six months of 2011, SDG&E earned $160 million, up from $158 million in the same period last year.

Southern California Gas Co.

Southern California Gas Co. (SoCalGas) had second-quarter earnings of $59 million in 2011, compared with $69 million in the prior-year’s second quarter, due primarily to lower natural gas storage revenues, and higher employee benefit costs and other expenses.

SoCalGas’ earnings in the first half of 2011 were $127 million, compared with $134 million in the first half of 2010.

Sempra Pipelines & Storage

In the second quarter 2011, Sempra Pipelines & Storage earned $337 million, up from $39 million in the prior year’s quarter.  Second-quarter 2011 results included a non-cash gain of $277 million from the write-up in the value of the original investments in Sempra Pipelines & Storage’s electric utilities in Chile and Peru and $14 million in higher earnings primarily from increased ownership in these companies.

For the first six months of 2011, Sempra Pipelines & Storage’s earnings increased to $391 million from $77 million in the same period last year, due primarily to the gain on the Chile and Peru utility acquisitions and higher earnings from those utilities, as well as from a Mexican pipeline acquired in the second quarter 2010.

Sempra LNG

Sempra LNG’s earnings in the second quarter 2011 rose to $18 million from $13 million in last year’s second quarter, due primarily to payments by customers for contracted cargoes that were not delivered.

In the first half of 2011, Sempra LNG earned $51 million, compared with $45 million in the first half of 2010.

Sempra Generation

Sempra Generation’s second-quarter 2011 earnings were $50 million, compared with $52 million in last year’s second quarter.

During the first six months of 2011, Sempra Generation had earnings of $94 million, up from $1 million during the same period last year.   In the first quarter 2010, Sempra Generation took a charge of $84 million related to a litigation settlement.

Last week, Sempra Generation announced a 25-year contract with Pacific Gas & Electric to supply renewable power from a 150-megawatt (MW) expansion of Sempra Generation’s Copper Mountain Solar complex in Nevada.  The contract is subject to approval by the California Public Utilities Commission.

Additionally, in July, Sempra Generation and BP Wind Energy commenced operations of the 250-MW Cedar Creek 2 Wind Farm in Colorado.  The renewable energy from the facility has been sold under a long-term power-purchase agreement to the Public Service Company of Colorado.

INTERNET BROADCAST

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EDT with senior management of the company.  Access is available by logging onto the website at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 7671494.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2010 revenues of $9 billion.  The Sempra Energy companies’ nearly 16,000 employees serve about 26 million consumers worldwide.

NON-GAAP FINANCIAL MEASURES

The 9-percent increase in second-quarter 2011 earnings per share and the 2011 earnings-per-share guidance, excluding the gain on the Chile and Peru utility acquisitions, are non-GAAP financial measures.  Additional information regarding these non-GAAP financial measures is in the appendix on Table A of the second-quarter financial tables.

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This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” ”will,” “would,” ”could,” “should,” “potential,” “target,” “depends,” or similar expressions, or discussions of guidance, strategies, plans or intentions.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, California State Legislature, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, California Energy Commission, California Air Resources Board, and other regulatory, governmental and environmental bodies in the United States and other countries where the company does business; capital market conditions and inflation, interest and exchange rates; energy markets, including the timing and extent of changes and volatility in commodity prices; the availability of electric power, natural gas and liquefied natural gas; weather conditions and conservation efforts; war and terrorist attacks; business, regulatory, environmental and legal decisions and requirements; the status of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission.  These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the company’s website at www.sempra.com.

Sempra Generation, Sempra LNG and Sempra Pipelines & Storage are not the same company as the utility, San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra Generation, Sempra LNG and Sempra Pipelines & Storage are not regulated by the California Public Utilities Commission.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended			Six months ended
	June 30,			June 30,
(Dollars in millions, except per share amounts)	2011		2010	2011		2010
	(unaudited)
REVENUES
Utilities	$ 1,922		$ 1,550	$ 3,868		$ 3,541
Energy-related businesses	500		458	988		1,001
Total revenues	2,422		2,008	4,856		4,542
EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(403)		(381)	(1,045)		(1,184)
Cost of electric fuel and purchased power	(397)		(129)	(568)		(277)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(212)		(235)	(442)		(528)
Other cost of sales	(32)		(20)	(55)		(45)
Litigation expense	(6)		1	(13)		(167)
Other operation and maintenance	(667)		(616)	(1,299)		(1,192)
Depreciation and amortization	(248)		(215)	(479)		(425)
Franchise fees and other taxes	(80)		(77)	(175)		(167)
Equity earnings (losses), before income tax	7		(8)	8		7
Remeasurement of equity method investments	277		-	277		-
Other income, net	31		8	74		16
Interest income	12		4	15		8
Interest expense	(118)		(103)	(226)		(212)
Income before income taxes and equity earnings of certain unconsolidated subsidiaries	586		237	928		376
Income tax expense	(92)		(59)	(201)		(117)
Equity earnings, net of income tax	8		27	39		46
Net income	502		205	766		305
Losses attributable to noncontrolling interests	12		20	8		28
Preferred dividends of subsidiaries	(3)		(3)	(5)		(5)
Earnings	$ 511		$ 222	$ 769		$ 328

Basic earnings per common share	$ 2.14		$ 0.90	$ 3.21		$ 1.33
Weighted-average number of shares outstanding, basic (thousands)	239,415		246,784	239,769		246,435

Diluted earnings per common share	$ 2.12		$ 0.89	$ 3.19		$ 1.31
Weighted-average number of shares outstanding, diluted (thousands)	240,761		249,727	241,154		249,835
Dividends declared per share of common stock	$ 0.48		$ 0.39	$ 0.96		$ 0.78

RECONCILIATION OF SEMPRA ENERGY EARNINGS TO SEMPRA ENERGY EARNINGS EXCLUDING GAIN
FROM REMEASUREMENT OF EQUITY METHOD INVESTMENTS AND LITIGATION SETTLEMENT (Unaudited)

Sempra Energy Earnings, Earnings Per Share and 2011 earnings per share guidance excluding a $277 million gain from the remeasurement of equity method investments in Chilquinta Energía and Luz del Sur in the second quarter of 2011 and a $96 million charge for a litigation settlement in the first quarter of 2010 are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States). Statistics using these amounts, including percentage changes from period to period, also result in non-GAAP measures. Because of the significance and nature of these items, management believes that these non-GAAP financial measures provide a more meaningful comparison of the performance of Sempra Energy's business operations from 2011 to 2010 and to future periods. Accordingly, 2011 guidance of $4 to $4.30 per diluted share excludes the second quarter gain of $277 million, or $1.15 per diluted share, based on shares outstanding through June 30, 2011. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy Earnings and Diluted Earnings Per Common Share, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Three months ended June 30,			Six months ended June 30,
(Dollars in millions, except per share amounts)	2011		2010	2011		2010
Sempra Energy Earnings (GAAP)	$ 511		$ 222	$ 769		$ 328
Less: Remeasurement Gain in 2011	(277)		-	(277)		-
Add: Litigation Settlement Charge in 2010	-		-	-		96
Sempra Energy Earnings Excluding Gain and Litigation Settlement Charge	$ 234		$ 222	$ 492		$ 424

Diluted earnings per common share:
Sempra Energy Earnings (GAAP)	$ 2.12	(1)	$ 0.89	$ 3.19	(1)	$ 1.31
Sempra Energy Earnings Excluding Gain and Litigation Settlement Charge	$ 0.97	(2)	$ 0.89	$ 2.04	(2)	$ 1.69
Weighted-average number of shares outstanding, diluted (thousands)	240,761		249,727	241,154		249,835

(1) Percentage increases from second quarter and year-to-date 2010 earnings per share were 138% and 144%, respectively.
(2) Percentage increases from second quarter and year-to-date 2010 earnings per share were 9% and 21%, respectively.

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Dollars in millions)	2011	2010(1)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 392	$ 912
Restricted cash	188	131
Accounts receivable	1,176	1,032
Due from unconsolidated affiliates	-	34
Income taxes receivable	243	248
Deferred income taxes	-	75
Inventories	211	258
Regulatory assets	69	90
Fixed-price contracts and other derivatives	87	81
Settlement receivable related to wildfire litigation	-	300
Other	185	192
Total current assets	2,551	3,353

Investments and other assets:
Restricted cash	2	27
Regulatory assets arising from pension and other postretirement
benefit obligations	868	869
Regulatory assets arising from wildfire litigation costs	397	364
Other regulatory assets	948	934
Nuclear decommissioning trusts	808	769
Investment in RBS Sempra Commodities LLP	439	787
Other investments	1,513	2,164
Goodwill	1,059	87
Intangible assets	450	453
Sundry	645	600
Total investments and other assets	7,129	7,054
Property, plant and equipment, net	22,156	19,876
Total assets	$ 31,836	$ 30,283

Liabilities and Equity
Current liabilities:
Short-term debt	$ 453	$ 158
Accounts payable	915	864
Due to unconsolidated affiliates	-	36
Deferred income taxes	31	-
Dividends and interest payable	217	188
Accrued compensation and benefits	269	311
Regulatory balancing accounts, net	277	241
Current portion of long-term debt	144	349
Fixed-price contracts and other derivatives	85	106
Customer deposits	135	129
Reserve for wildfire litigation	422	639
Other	627	765
Total current liabilities	3,575	3,786
Long-term debt	9,648	8,980

Deferred credits and other liabilities:
Customer advances for construction	139	154
Pension and other postretirement benefit obligations, net of plan assets	1,106	1,105
Deferred income taxes	1,826	1,561
Deferred investment tax credits	48	50
Regulatory liabilities arising from removal obligations	2,692	2,630
Asset retirement obligations	1,490	1,449
Other regulatory liabilities	115	138
Fixed-price contracts and other derivatives	279	290
Deferred credits and other	867	823
Total deferred credits and other liabilities	8,562	8,200
Contingently redeemable preferred stock of subsidiary	79	79
Equity:
Total Sempra Energy shareholders' equity	9,579	9,027
Preferred stock of subsidiaries	20	100
Other noncontrolling interests	373	111
Total equity	9,972	9,238
Total liabilities and equity	$ 31,836	$ 30,283

(1)	Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
(Dollars in millions)	2011	2010
	(unaudited)
Cash Flows from Operating Activities:
Net income	$ 766	$ 305
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	479	425
Deferred income taxes and investment tax credits	147	96
Equity earnings	(47)	(53)
Remeasurement of equity method investments	(277)	-
Fixed-price contracts and other derivatives	(2)	14
Other	(23)	(6)
Net change in other working capital components	53	294
Distributions from RBS Sempra Commodities LLP	53	198
Changes in other assets	2	53
Changes in other liabilities	(12)	(19)
Net cash provided by operating activities	1,139	1,307

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(1,225)	(839)
Expenditures for investments and acquisition of businesses, net of cash acquired	(682)	(370)
Distributions from RBS Sempra Commodities LLP	276	-
Distributions from other investments	29	36
Purchases of nuclear decommissioning and other trust assets	(97)	(159)
Proceeds from sales by nuclear decommissioning and other trusts	94	159
Decrease in restricted cash	388	45
Increase in restricted cash	(420)	(40)
Other	(16)	1
Net cash used in investing activities	(1,653)	(1,167)

Cash Flows from Financing Activities:
Common dividends paid	(210)	(172)
Redemption of subsidiary preferred stock	(80)	-
Preferred dividends paid by subsidiaries	(5)	(5)
Issuances of common stock	20	22
Repurchases of common stock	(18)	(2)
Issuances of debt (maturities greater than 90 days)	870	270
Payments on debt (maturities greater than 90 days)	(270)	(710)
(Decrease) increase in short-term debt, net	(319)	534
Other	10	1
Net cash used in financing activities	(2)	(62)

Effect of exchange rate changes on cash and cash equivalents	(4)	-

(Decrease) increase in cash and cash equivalents	(520)	78
Cash and cash equivalents, January 1	912	110
Cash and cash equivalents, June 30	$ 392	$ 188

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in millions)	2011	2010	2011	2010
	(unaudited)
Earnings (Losses)
San Diego Gas & Electric	$ 71	$ 75	$ 160	$ 158
Southern California Gas	59	69	127	134
Sempra Generation	50	52	94	1
Sempra Pipelines & Storage	337	39	391	77
Sempra LNG	18	13	51	45
Parent & Other	(24)	(26)	(54)	(87)
Earnings	$ 511	$ 222	$ 769	$ 328

	Three months ended		Six months ended
	June 30,		June 30,
(Dollars in millions)	2011	2010	2011	2010
	(unaudited)
Capital Expenditures and Investments
San Diego Gas & Electric	$ 366	$ 232	$ 714	$ 522
Southern California Gas	157	102	325	216
Sempra Generation	24	1	76	5
Sempra Pipelines & Storage	745	350	785	460
Sempra LNG	3	2	6	4
Parent & Other	1	2	1	2
Consolidated Capital Expenditures and Investments	$ 1,296	$ 689	$ 1,907	$ 1,209

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended June 30,		Six months ended June 30,
UTILITIES	2011	2010	2011	2010

Sempra Utilities - SDG&E and SoCalGas
Gas Sales (bcf) (1)	85	85	223	217
Transportation (bcf) (1)	112	113	235	230
Total Deliveries (bcf) (1)	197	198	458	447

Total Gas Customers (Thousands)			6,644	6,622

Electric Sales (Millions of kWhs) (1)	3,825	3,763	7,970	7,818
Direct Access (Millions of kWhs)	782	764	1,568	1,484
Total Deliveries (Millions of kWhs) (1)	4,607	4,527	9,538	9,302

Total Electric Customers (Thousands)			1,390	1,383

Sempra Pipelines & Storage - Utilities (2)
Natural Gas Sales (bcf)
Argentina	87	83	157	147
Mexico	5	5	11	11
Mobile Gas	9	8	19	18
Natural Gas Customers (Thousands)
Argentina			1,781	1,731
Mexico			89	90
Mobile Gas			90	90
Electric Sales (Millions of kWhs)
Peru	1,570	1,483	3,164	2,962
Chile	604	570	1,284	1,170
Electric Customers (Thousands)
Peru			907	877
Chile			603	586

(1) Excludes intercompany sales

(2) Represents 100% of the distribution operations of the subsidiary, although the subsidiary in Argentina is not consolidated within Sempra Energy and the related investments are accounted for under the equity method.  The subsidiaries in Peru and Chile were also accounted for under the equity method until April 6 2011, when they became consolidated entities upon our acquisition of additional ownership interests.

ENERGY - RELATED BUSINESSES

Sempra Generation
Power Sold (Millions of kWhs)	3,518	5,553	7,641	10,505